                                  EXHIBIT 10.5

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL "[****]" HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

                                     MOHELA

ORIGINATION, DISBURSEMENT, INTERIM SUB SERVICING, AND PURCHASING MASTER
AGREEMENT

      THIS ORIGINATION, DISBURSEMENT, INTERIM SUB SERVICING, AND PURCHASING MASTER AGREEMENT ("AGREEMENT") entered into this 19th day of February, 2004, by and between: Collegiate Funding Originations, LLC ("CFO"), Collegiate Funding Services Resources I, L.L.C., ("CFSR I") the "Subsidiaries" of CFO from time to time party hereto, U.S. Bank National Association as eligible lender trustee ("ELT"), Collegiate Funding Master Servicing, L.L.C. ("CFMS") and the Higher Education Loan Authority of the State of Missouri ("MOHELA").

      The following Articles which contain X's shall constitute the effective parts of this Agreement.

                                                           Applicable

Recitals                                                              [ X ]
Article I.     Definitions                                            [ X ]
Article II     Guarantee Processing, Loan Origination, and Loan       [ X ]
               Disbursement

Article III.   Servicing                                              [ X ]
Article IV.    Purchase                                               [ X ]
Article V      Program Standards                                      [ X ]
Article VI.    Representation and Warranties                          [ X ]
Article VII.   Miscellaneous                                          [ X ]
               Signatures                                             [ X ]


                                    RECITALS

      WITNESSETH THAT:

      WHEREAS, CFO is an eligible lender who is authorized to and does make "Student Loans" through U.S. Bank National Association acting as eligible lender trustee as hereinafter defined; and

      WHEREAS, CFO will make and then simultaneously sell the Student Loans to its wholly owned Subsidiary, CFSR I; and

      WHEREAS, CFSR I, the "Lenders" party thereto, Citicorp North America, Inc, as Agent for the Lenders (the "Agent"), the ELT, U.S. Bank National Association, as Indenture Trustee (the "Indenture Trustee"), CFMS and Collegiate Funding Portfolio Administration, L.L.C. have entered into that certain Indenture dated as of July 23, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture") whereby CFSR I has pledged all of its right, title and interest in, to and under the Student Loans and related assets to the Indenture Trustee to secure its obligations under the Indenture; and

      WHEREAS, CFO and CFSR I (collectively hereinafter referred to as "CFS") has a servicing agreement with CFMS to service all of its Student Loans and CFMS may contract to a subservicer; and CFMS desires to contract with MOHELA to subservice the Student Loans made by CFS under this Agreement; and

      WHEREAS, MOHELA is authorized to enter into agreements for the servicing, holding and purchase of Student Loans in order to make available funds to assist students in obtaining a post-secondary education; and

      WHEREAS, if Article II above is checked, MOHELA shall assist CFO by providing a guarantee processing and loan disbursement service; and

      WHEREAS, if Article III above is checked, MOHELA shall service the Student Loans for CFO and CFSR I as subservicer for CFMS and purchase the same from CFSR I; and

      WHEREAS, if Article IV above is checked, CFSR I has met the eligibility requirements established by MOHELA for its Program and expects to apply from time to time for commitments by MOHELA to purchase Student Loans meeting the terms and conditions established by the Program Standards under Article V hereof; and

      WHEREAS, if Article IV above is checked, MOHELA shall make commitments to CFSR I from time to time to purchase Student Loans in amounts determined by MOHELA and available for such purchase from the proceeds of the sale of Bonds and other funds of MOHELA;

      All Recitals and Captions shall be incorporated as part of the Agreement and shall be enforceable as such between the parties.

      NOW THEREFORE, in consideration of the recitals, agreement and covenants hereinafter contained and the mutual benefits to be derived herefrom, it is hereby agreed as follows:

                                   ARTICLE I
                                   DEFINITIONS

ACADEMIC YEAR: For the purposes of Title IV aid, a period that begins on the first day of classes and ends on the last day of classes or examinations and that consists of at least 30 weeks of instructional time during which an undergraduate, full-time student is expected to complete either of the following: 1. At least 24 semester or trimester hours, or 36 quarter hours in an educational program that measures program length in credit hours. 2. At least 900 clock hours in an educational program that measures program length in clock hours. The Department may, at its option, reduce the minimum number of weeks in an academic year.

ACT: The Missouri Higher Education Loan Authority Act, Revised Statutes of Missouri, Sections 173.350 through 173.450, as amended.

ACTUAL INTEREST RATE: The annual interest rate a lender charges on a loan, which may be equal to or less than the applicable interest rate on that loan.

AGREEMENT: This Master Agreement, together with all Schedules attached thereto and made a part of this Master Agreement.

APPLICABLE INTEREST RATE: The maximum annual interest rate that a lender may charge under the Higher Education Act on a loan.

BILLING PERIOD: Any partial or full calendar quarter during which time MOHELA services each Student Loan of CFS.

BONDS: The bonds, notes, or other financing instrument of MOHELA issued to obtain funds to purchase Student Loans.

BORROWER: Any obligor under a Student Loan who meets the criteria as an eligible borrower set forth in this Agreement and the Higher Education Act.

CANCELLATION (of a Guarantee): The revocation of a loan guarantee, which occurs if any of the following conditions exist: 1. No loan proceeds were disbursed to the Borrower. 2. The CFS check was never cashed. 3. None of the loan proceeds were negotiated within 120 days of the date on which they were disbursed. 4. EFT and master check loan proceeds in the school's account are not delivered to the Borrower within 120 days after being transferred to the account. 5. The loan is repaid in full within 120 days of final disbursement. The guarantee is not lost on the remainder of the loan if one disbursement is canceled.

CAPITALIZED INTEREST: Accrued borrower interest that is added to the Borrower's outstanding principal in accordance with federal regulations, except for interest capitalized during a period of a loss of guarantee.

CODE: The Internal Revenue Code of 1986, as amended.

COMMON MANUAL: A document prepared for the lender and school participants to follow in the administration of the loan programs. A compilation of agreed upon policies by FFELP guarantee agencies.

CONSOLIDATION: The combining of two or more Eligible Loans into a single debt.

CONVERSION DATE: The date the loan becomes active on MOHELA's system(s).

CUSTODIAL AGENT: A business entity with which MOHELA subcontracts to perform the custodial duties required to be performed by MOHELA. A copy of the contract will be forwarded to CFO prior to the execution of this document. In such case, the business entity to which the custodial duties are subcontracted to shall become the "Custodian", but MOHELA nonetheless shall remain responsible and liable for the performance of all of such subcontractor's duties and obligations hereunder; and provided that such subcontract shall not become effective until (i) required approvals, if any, are obtained from the CFO's rating agency, bond insurers, trustees, lenders, and agents for such lenders or other parties to financing arrangements and (ii) CFO has advised MOHELA in writing that such approvals have been obtained or that such approvals are required.

CUSTODIAN: MOHELA is the Custodian under this Agreement.

DEFAULT: The failure of a Borrower and endorser, if any, or joint Borrowers on an Eligible Loan, to make an installment payment when due, or to meet other terms of the promissory note, if the Secretary or Guaranty Agency finds it reasonable to conclude that the Borrower and endorser, if any, no longer intend to honor the obligation to repay.

DISBURSEMENT: The transfer of loan proceeds by a lender to a Borrower, a school or an escrow agent by issuance of a check or by electronic funds transfer.

EFFECTIVE DATE: Date first appearing above.

ELIGIBLE LOAN: Student Loan that is guaranteed by a Guarantor or the Secretary and meets MOHELA's requirements for purchase.

EVENT OF DEFAULT: The happening of any one or more of the following events affecting the Agreement;

      (1) Any representations or warranty by any party made by under the Agreement proves to be materially incorrect;

      (2) Any party fails to observe or perform any of the material covenants, conditions or agreements in the Agreement;

      (3) The Borrower of the Note evidencing the Student Loan asserts a defense that raises a reasonable doubt as to its legal enforcement;

      (4) The Secretary or the Guarantor refuses to honor in full any claim made with respect to a Student Loan, including any claim for interest subsidy, Special Allowance Payments, guarantee or insurance payment because of any circumstances which occurred before the conversion and/or purchase of the Student Loan by MOHELA;

      (5) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against CFS and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days;

      (6) Any party shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to any party or relating to all or substantially all of its property;

      (7) Any party shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

      (8) Any party shall fail to correct any error, omission, or other defect in a Student Loan that could have the effect of jeopardizing the guarantee of the Student Loan, within five (5) calendar days after notice of such error, omission, or other defect to the responsible party. The examination of any documents required pursuant to this Agreement by MOHELA or any of its agents shall not constitute an acceptance of their validity, legality, and efficacy of all said required documents and each Student Loan; and

      (9) Any party shall fail to provide on a timely basis, not to exceed ten business days, any documentation, such failure that could jeopardize the guarantee of the Student Loan.

FISCAL YEAR: The period beginning on July 1 and ending on June 30 of the following year.

FORBEARANCE: A period of time during which the Borrower is permitted to temporarily defer principal and interest payments or reduce the size of the monthly installment.

GRACE PERIOD: The period that begins the day after a Stafford loan borrower ceases to be enrolled at least half time at an eligible school, ending on that day before the repayment period begins, and during which payments of principal are not required.

GUARANTEE: A conditional legal obligation as defined in an agreement by and between a Guarantee Agency and CFS to reimburse CFS for defaulted loans.

GUARANTEE FEE: A fee deducted at the time of disbursement from the Borrowers Student Loan proceeds, as required by applicable law.

GUARANTY AGENCY (or GUARANTOR): A state or private non-profit organization which has an agreement with the Secretary to administer a loan guarantee program under the Higher Education Act.

HIGHER EDUCATION ACT: Title IV. Part B of the Higher Education Act of 1965, as amended (20 United States Code Section 1071 et seq.) and the regulations thereunder.

LaRS: A quarterly report sent by the lender to the Department of Education which reflects all payments due to and from the Department of Education as well as portfolio status at the end of that period.

MOHELA: The Higher Education Loan Authority of the State of Missouri.

NOTE: The promissory note or master promissory note executed by a Borrower to evidence the Borrower's obligation to repay the Student Loan.

ORIGINATION FEE: A fee that the lender is required to pay the Secretary to help defray the Secretary's costs of subsidizing the loan.

PARENT LOAN for UNDERGRADUATE STUDENTS (PLUS): A loan program which allows parents to borrow for dependent undergraduate, graduate, and professional students.

PRINCIPAL BALANCE: The outstanding amount of the loan on which the lender charges interest.

PROGRAM: The program of MOHELA under which Student Loan guarantees may be processed and Student Loans may be disbursed, serviced and purchased on behalf of a lender.

PROGRAM STANDARDS: Those requirements and conditions adopted by MOHELA from time to time as specified in Article V hereof and which must be met in order for MOHELA to process guarantees and disburse, service and purchase Student Loans.

REFUND: The difference between the amounts the borrower paid toward institutional charges (including financial aid and/or cash paid) and the amount the school can retain under appropriate refund policy. This "unearned" amount of institutional charges must be returned to student financial aid (SFA) programs on behalf of a student who received SFA funds and who has ceased attending school.

REPAYMENT PERIOD:

      (1) For a Stafford loan, the period beginning on the date following the expiration of the grace period and ending no later than 10 years from that date, exclusive of any period of deferment or forbearance.

      (2) For a PLUS loan disbursed in more than one installment, the period that begins on the date the first disbursement is made for a loan and ending no later than 10 years from that date, exclusive of any period of deferment or forbearance; for a PLUS loan disbursed in a single installment, the period that begins on the date the loan is disbursed and ending no later than 10 years from that date exclusive of any period of deferment or forbearance.

REPAYMENT SCHEDULE: The document supporting the Note which states the terms of loan repayment and disclosure requirements under the Higher Education Act.

REPAYMENT STATUS: A loan will be considered in a Repayment Status immediately following the end of the Grace Period. Loans in a forbearance or deferment status shall be considered to be in a Repayment Status.

SALE DATE: The date on which legal title to the Note(s) evidencing a Student Loan or group of Student Loans is/are sold and transferred by CFSR I to MOHELA.

SECRETARY: The Secretary of the U.S. Department of Education or any successor thereto as defined in the Higher Education Act.

SPECIAL ALLOWANCE: A percentage of the average unpaid principal balance, paid to a lender by the Secretary of Education on an Eligible Loan.

STAFFORD STUDENT LOAN: A low-cost loan made available to a student to help pay for the costs of attending post-secondary schools. A Guaranty Agency insures lenders against losses on Stafford Loans due to the Borrower's default, or non default as defined in the Common Manual, provided certain program requirements are adhered to.

STATE: The state or states in which a lender is authorized to do business.

STATEMENT OF CREDIT DENIAL: Document sent to any PLUS applicant denied a PLUS loan due to applicant inability to meet credit criteria.

STUDENT LOAN: Any Stafford or PLUS loan made pursuant to the Higher Education Act to a Borrower to finance post-secondary education that is guaranteed by a Guarantor or the Secretary and that meets the requirements specified in Article
5.06 hereof.

U.S. DEPARTMENT OF EDUCATION: A department of the federal government responsible for regulating guaranteed loan programs, student financial assistance programs, including the programs contained herein.

                                   ARTICLE II
      GUARANTEE PROCESSING, LOAN ORIGINATION AND LOAN DISBURSEMENT SERVICES

      Section 2.01 Employment. If this Article is in effect, MOHELA is entering into a sub-servicing agreement with CFO to provide guarantee processing and loan disbursement service and MOHELA agrees to provide such service in accordance with and subject to the terms and provisions of this Article.

      Section 2.02. Guarantee Processing. MOHELA will perform the actions necessary to obtain and maintain the guaranty and/or insurance on each Student Loan.


      Section 2.03. Disbursement Fees. Fees will be charged in accordance with Schedule A attached hereto.


      Section 2.04 Payment of Fees. Unless otherwise agreed, the fees for each loan disbursement shall be paid within thirty (30) days following the receipt of an invoice from MOHELA by CFO.


      Section 2.05 Electronic Processes. CFO agrees to provide MOHELA prompt notice of intent to make Student Loans to eligible schools. MOHELA shall be given sufficient time to ensure electronic processes are in place to meet the needs of the school prior to accepting applications from said school on behalf of CFO.

      Section 2.06. Loan Origination Services.


      (1) For every FFELP application and promissory note that has been submitted to MOHELA for origination, disbursement and guaranty, MOHELA shall complete the application according to the Higher Education Act of 1965 (as amended).

      (2) If an application is incomplete, or contains information that fails to meet federal/ MOHELA or guarantor guidelines, MOHELA will use its best efforts to contact the borrower and/or the educational institution in order to obtain the information necessary to complete the application or resolve the deficiency.

      (3) If the borrower fails to provide the information requested within six months from the last processing date, the loan application shall be placed in an inactive status.

      (4) For PLUS loans, MOHELA will perform credit services on behalf of CFO as follows:

      a) MOHELA will perform credit review in accordance with the U.S. Department of Education regulations and with MOHELA policy governing credit review for PLUS loans. MOHELA may request additional CFO guidelines for PLUS review, which CFO will provide to MOHELA

      b)    MOHELA will review all applications for completeness.

      c)    MOHELA shall

                  i. Use its best efforts to request a credit history form on the eligible applicant from at least one national credit bureau within 48 hours of receipt of the PLUS loan application.

                  ii. Identify and reconcile discrepancies, if any.

                  iii. Seek and receive guaranty on behalf of CFO on a PLUS Loan application for which:

                        -     There is no adverse credit history

                        - There are documented extenuating circumstances determined by MOHELA.

                        - Credit check is still valid (within 180 days of initial credit check)

      d) MOHELA may, on behalf of CFO, deny a PLUS application based on the credit report that indicates an adverse credit history, unless extenuating circumstances exist. CFO shall provide MOHELA with the applicable underwriting criteria, unless MOHELA determines on behalf of CFO that an extenuating circumstance(s) exists. CFO agrees to provide MOHELA with definition of extenuating circumstance(s).

      e) CFO agrees to provide MOHELA credit guidelines on subjects not considered as an adverse credit history.

      f) In the event that MOHELA denies the application on the basis of adverse credit history, MOHELA shall, on behalf of CFO, send to the applicant within thirty (30) days of receipt of a completed application a Statement of Credit Denial in accordance with applicable law (appeal instructions shall be included). An acceptable notice of borrower denial of PLUS loan shall be provided to the applicant's school upon request.

      g) The borrower, to the attention of MOHELA, may file an appeal from the Statement of Credit Denial. CFO agrees that appeals beyond the borrower's initial appeal may be referred back to CFO.

      (5) For every loan application and promissory note that has been submitted to MOHELA for origination, disbursement and guaranty, the policy guidelines provided in Schedule B attached hereto and incorporated herein by reference must be strictly followed by the Borrower. The policy guidelines in Schedule B ensure compliance with Section 326 of the USA Patriot Act of 2001, 31 U.S.C. 5318, which Act requires all financial institutions to obtain, verify and record information that identifies each person or entity that opens an account in order to assist the Federal government fight the funding of terrorism and money laundering activities.

      (6)   Electronic Signature (E-Sign);

            a) MOHELA and CFO hereby represent and agree that, insofar the following is applicable to the parties herein, the parties have used their best efforts in establishing or utilizing an Electronic Signature process which satisfies the U. S. Department of Education's standards for electronic signatures in electronic student loan transactions and the Electronic Signatures in Global and National Commerce Act, P.L. 106-229.

            b) MOHELA and CFO further each represent and agree that they will cooperate with any subsequent holder, including the Guarantor, in all activities reasonably necessary to enforce an E-Sign Note.

            c) CFO shall assume sole responsibility for defending the validity or enforceability of an E-Sign Note when a Borrower claims they did not sign the Note or questions the validity of the electronic signature which was originated using CFO's own or a lender designated process, other than MOHELA, for electronic execution of the Note. In the event a CFS originated E-Sign Note is determined to be invalid or unenforceable or the Secretary determines that the Eligible Loan in question is not eligible for reinsurance because it was executed electronically using CFO's Electronic Signature origination process or a non-MOHELA E-Sign process CFO shall immediately repurchase the Loan.

      Section 2.07. Loan Disbursement Service. MOHELA shall:

      (1) Prepare loan disbursement checks or wire transfers (funded by monies provided by CFO to MOHELA no less than twenty-four (24) hours prior to disbursement) in accordance with Borrower's loan application(s) and in accordance with the Guarantor's guidelines;

      (2) Mail disbursement checks to the appropriate educational institutions as provided under federal regulations;

      (3) If so directed, electronically transfer the funds to be disbursed directly to the appropriate educational institution as provided under federal regulations; and

      (4) If any monies provided by CFO or CFSRI are not disbursed promptly for the funding of loans or if any borrower subsequently withdraws and/or becomes entitled to a Cancellation or Refund, and the Student Loan is satisfied or canceled, MOHELA shall promptly reimburse such monies to CFO or CFSRI, as applicable.

      Section 2.08. Custodial Agent.


      (1) Delivery to Custodial Agent: Upon receipt of the original documentation by MOHELA, MOHELA will deliver such original documentation to Custodial Agent for storage and safekeeping pursuant to MOHELA's agreement for custodial services with such Custodial Agent.

      (2) Custodial Responsibilities: MOHELA shall act as custodian and bailee with respect to all original documents and shall hold them subject to the lien of the Indenture in favor of the Lenders and under the Agreement between the Safe Deposit Company and Missouri Higher Education Loan Authority dated November 19, 1992, attached as Schedule C.

      Section 2.09. Operational Procedures. In order to provide disbursement information, CFO or CFMS shall forward, or cause to be forwarded electronically a copy of the Borrower's loan application, Note and notice of guaranty to MOHELA. MOHELA will provide data entry services as well as warehousing of original loan documents for CFMS (through its Custodial Agent) until such time as MOHELA actually purchases the loan.

      Section 2.10. Termination of This Article. Any party may terminate this Article upon ninety (90) days written notice to the other party. Upon the effective date of the termination of this Article, no additional Student Loan applications shall be delivered for guarantee and disbursement servicing to MOHELA. Termination of this Article shall in no way affect the validity of the remainder of this Agreement.

                                  ARTICLE III
                                 LOAN SERVICING

      Section 3.01. Loans Subject to This Article. This Article shall apply to each Student Loan made by CFO under this agreement and subsequently sold to CFRS I which Student Loan meets the following criteria:


      (1) has all documentation necessary to qualify for guarantee by a Guarantor; and

      (2) the initial Disbursement has been made to the Borrower.

      Section 3.02. CFMS's Obligation. CFMS's obligation in regard to the servicing of Student Loans shall be as follows:


      (3) to employ MOHELA to service Student Loans generated by CFO and subsequently sold to CFRS I;

      (4) For any loans not originated by CFO through MOHELA and sent to MOHELA for servicing, after the initial Disbursement has been made on a Student Loan, to transmit to MOHELA all original loan documentation, but if the provisions of
Article II apply, CFO, CFSR I or CFMS shall deliver the original Note to MOHELA pursuant thereto; and

      (5) to forward to MOHELA promptly any documentation or notice of activity that may occur with regard to a Student Loan being serviced by MOHELA.

      Section 3.03. MOHELA's Obligations. MOHELA's obligation with regard to the servicing of Student Loans shall be as follows (until such time as this Article shall be terminated):

      (6) to service in accordance with the Higher Education Act and the loan servicing regulations of the applicable Guarantor, all Student Loans generated CFO and subsequently sold to CFSR I except those loans referred to in 3.03(4);

      (7) to prepare and deliver to the Secretary in an accurate, timely and complete manner the U. S. Department of Education LaRs or such other forms and reports as the Secretary may, from time to time, require;

      (8) to forward to the Indenture Trustee, for immediate deposit into the "Collection Account" under and as defined in the Indenture, any funds received by MOHELA owed to CFO, CFSR I or CFMS from any source and representing a payment to which MOHELA is not entitled no less frequently then three times per month and at least once every fifteen days;

      (9) in the event MOHELA shall determine that, for any reason, a loan being presented to it for servicing shall be deficient in any manner and, as a result of such deficiency, shall not be guaranteed by the Guarantor, MOHELA may decline to accept such Student Loan for servicing; however, all Student Loans accepted by MOHELA for servicing shall be serviced and later purchased pursuant to this Article, provided CFO or CFSR I has complied fully with Section 3.02;

      (10) will respond promptly to any inquiries from the Borrower, the Guarantor, the Secretary, Borrower's school, or CFO, CFSR I or CFMS regarding Student Loans serviced for CFO, CFSR I or CFMS;

      (11) provide all standard lender reports for CFS generated by the MOHELA system;

      (12) process, on a timely basis, any loan payments from the Borrower, Guarantor, and Secretary;

      (13) to provide to the Agent (a) promptly upon the request of the Agent each financial statement or other reporting information required to be provided by it to CFO, CFSR I or CFMS under the Agreement, and (b) at the same time it delivers a copy of the same to CFO, CFSR I or CFMS, each notice that refers to any default by CFO, CFSR I or CFMS of its obligations under the Agreement or any other event that would allow the MOHELA to terminate the Agreement; and

      (14) to comply with all requirements of the Higher Education Act and all other applicable laws and regulations including, without limitation, those certain laws, rules and regulations listed in Section 7.03(5) of this Agreement.

      Section 3.04. Servicing Fee and Expenses. The fee to be paid to MOHELA shall be determined and paid as provided on Schedule D, as amended from time to time.


      Section 3.05. This Section has been intentionally omitted.

      Section 3.06. Assistance with Financings. MOHELA agrees to provide such assistance in connection with financings by or involving CFSR I and/or the ELT as shall be reasonably requested, including but not limited to (i) providing opinions addressing the validity and enforceability of this Agreement; (ii) providing information concerning MOHELA for inclusion in disclosure documents relating to such financings; (iii) providing certifications with respect to information included in such disclosure documents; and (iv) entering into specific agreements as reasonably requested by any applicable secured party to such financing.

      Section 3.07. Audit/Inspection Rights. CFMS, CFO, CFSR I, the ELT, the Agent or any governmental agency having jurisdiction over any of the same shall have the right from time to time during normal business hours to examine and audit any of MOHELA's records pertaining to any Student Loan being serviced hereunder; provided, however, that such activities shall not unreasonably disrupt the MOHELA's normal business operation. MOHELA agrees that it shall permit, not more than once per year, CFMS, CFO, CFSR I, the ELT, the Agent or its designee to conduct or have conducted a procedural audit regarding MOHELA's compliance with the requirements of the Higher Education Act or the terms of this Agreement or the Indenture. Such audits shall be at the expense of CFMS.

      Section 3.08. Agreement to Purchase Serviced Student Loans. MOHELA does hereby agree to purchase all Student Loans being serviced by it, as follows:


      (1) MOHELA will purchase, and CFSR I agree to sell, Student Loans that are fully disbursed and in which no less than 60 days remain before the commencement of the Repayment Period. MOHELA will provide CFSR I a monthly report listing those loans eligible to be purchased by MOHELA.

      (2) MOHELA agrees to pay CFSR I, in immediately available funds on the Sale Date, as the purchase price for such loans, an amount as outlined in
Section 4.03. CFSR I shall be entitled to all interest and Special Allowance payments from the Secretary up to but not including the Sale Date.

      Section 3.09. Termination of This Article. Any party may terminate this Article upon ninety (90) days written notice to the other party. Upon the effective date of the termination of this Article, no additional Student Loans shall be delivered for servicing to MOHELA and all loans being serviced by MOHELA on that date shall, at the option of MOHELA be purchased by MOHELA or be returned to CFSM. MOHELA agrees to purchase and service all applications for Student Loans that CFO has in process on the date of receipt of the notice of termination by CFO.

                                   ARTICLE IV
                                    PURCHASE

      Section 4.01. Agreement to Make and Sell. CFO and/or CFSR I hereby agrees to use commercially reasonable efforts to make and sell, with the right of first refusal to MOHELA, Student Loans in an aggregate principal amount of $[****] and MOHELA, upon accepting such aggregate principal amount of Student Loans, hereby agrees to purchase such Student Loans from CFSR I on the terms and conditions set forth in this Article IV.

      Section 4.02. Right of MOHELA to Adjust Purchase Amount.


      (1) MOHELA shall have the right upon at least 30 days prior written notice to CFSR I to reduce the amount of the number and dollar amount of Student Loans to be purchased under this Article at any time; provided however, MOHELA will purchase all loans which have been committed by CFSR I to the Borrower prior to the effective date of notice of such reduction.

      (2) If MOHELA determines, in its sole discretion, that CFMS has failed to meet any of the material terms of this Article in providing Student Loans for purchase by MOHELA, any designated funds for said acquisition of Student Loans which CFSR I fails to sell to MOHELA may be reallocated to any other lender.

      Section 4.03. Purchase of Student Loans.


      (1) In accordance with Section 3.08 (1), MOHELA will notify CFSRI of the Student Loans eligible for purchase. CFSR I may from time to time submit to MOHELA additional Eligible Loans to be purchased.

      (2) The purchase price of each Student Loan will be [****]% of the aggregate Principal Balance as of the Sale Date unless otherwise agreed to by the parties for amounts from $[****] to $[****] and [****]% for amounts greater than $50,000,000.00. This includes current principal amount, plus Capitalized Interest agreed to by the Borrower.

      (3) CFSR I shall be entitled to receive all amounts due and owing in relation to the Student Loan from the date such Student Loan is made up to but not including the Sale Date.

      (4) Should CFSR I wish to sell Student Loans originated during the same calendar quarter as the Sale Date, CFSR I agrees to make all payments of any Origination Fees and/or guarantee insurance premiums to the proper authorities. Should a borrower subsequently withdraw and/or become entitled to a Cancellation or Refund, and the Student Loan is satisfied or cancelled, CFSR I also agrees to reimburse such fees or premiums to MOHELA.

      (5) MOHELA shall purchase, at an agreed upon Sale Date, an amount of loans from CFSR I in the amount set forth in this Article. CFSR I may tender for purchase a greater amount of loans, which MOHELA, in its sole discretion, may purchase.

      (6) If within one year of the date of purchase of an Eligible Loan, CFO or CFSR I originates or purchases an Eligible Loan which is a Consolidation Loan and the proceeds of such consolidation loan are used to repay the principal and interest due on such Eligible Loan sold by CFSR I to MOHELA hereunder, then CFSR I shall rebate the premiums paid by MOHELA to CFSR I in connection with the purchase of said Eligible Loan by paying to MOHELA an amount equal to the same percentage of the Principal Balance of said Eligible Loan then outstanding as was originally paid by MOHELA therefor.

                                   ARTICLE V
                                PROGRAM STANDARDS

      Section 5.01. Purpose and Objectives. Through its loan purchase program, MOHELA increases the continued availability of funds to lending institutions so that they in turn will provide financial resources to Borrowers on an ongoing basis. MOHELA enters into agreements with financial institutions to purchase loans approved by MOHELA when the financial institution meets the standards set forth in these Program Standards.

      Section 5.02. Form and Allocation of Agreements.


      (1) Under the Program, MOHELA makes commitments to purchase Student Loans from lenders with the proceeds of Bonds or other available funds. MOHELA maintains contact with the lending community to inform financial institutions of the availability of cash liquidity.

      (2) This Agreement will be effective only upon the approval by MOHELA and the delivery of a duly signed copy of this Agreement to CSFR I, which, if
Article IV is in effect, will constitute a binding obligation of MOHELA to purchase, and CFSR I to sell, Student Loans for a designated amount, having the terms specified in the Agreement and meeting the requirements set forth in the Program Standards. Notwithstanding the above, MOHELA, at its sole discretion, may reduce the amount of Student Loans to be purchased as provided in Article IV, in accordance with the following paragraph (3).

      (3) Funds will be allocated by MOHELA taking into account the following factors: (i) capacity of CFO, CFSR I to accomplish the objectives of the Program; (ii) availability of funds to MOHELA; and (iii) such other factors as MOHELA determines to be necessary to make an allocation to a lender for the purposes of the Program. Amounts allocated to one lender may be assigned to another lender in MOHELA's sole discretion.

      (4) Upon the execution of an Agreement between MOHELA and CFO, CFSR I and CFMS, CFO, CFSR I, CFMS and MOHELA must commence compliance with all of the terms of the Agreement, including these Program Standards.

      Section 5.03. Participating Lenders.

            (1) CFS must be an "Eligible Lender" as defined in the Higher Education Act or must be acting through an eligible lender trustee that is an "Eligible Lender" as defined in the Higher Education Act. In order to deliver loans which are guaranteed by a Guarantor or the Secretary, CFO and/or CFSR I must previously have entered into an Agreement for Guarantee of Student Loans with the appropriate Guarantor and/or the Secretary;

            (2) In order to participate as a lender an institution must enter into this Agreement which provides for the manner and terms of sale of Student Loans. CFS will be required to carry out such Agreement in accordance with procedures set forth in the Program Standards. Such procedures may be revised from time to time, but revisions will not affect the eligibility of any lender or the terms of sale of Student Loans as to any Agreement originated prior to and continuing at the time of revision by MOHELA. Two copies of the Agreement shall be signed and returned to MOHELA. MOHELA will execute both copies of the Agreement and return one executed copy to CFSR I.

            (3) CFMS must submit a List of Officers of CFSR I (Schedule E) at the time this Agreement is executed.

      Section 5.04. Purchase of Student Loans.


      (1) All Student Loans must be submitted for purchase as specified below. The purchase price for each Student Loan will be as provided in Article IV. In the event CFSR I is unable to deliver Student Loans, MOHELA may reduce or terminate this Agreement.

      (2) Student Loans submitted for purchase will be reviewed to determine if the Student Loans meet the Program Standards and the representations and warranties of the Agreement. MOHELA will notify CFSR I of any Student Loans which fail to meet the appropriate requirements and CFSR I will be given the option to either: (i) take corrective action to bring the loan into compliance; or (ii) eliminate a particular loan from current sale consideration.

      (3) MOHELA will deliver 2 signed copies of a Bill of Sale in the form of Schedule F for each portfolio of Loans on the date of sale. This Bill of Sale will include a list of the Loans MOHELA has purchased in accordance with the criteria set forth in this Agreement. The list will have been prepared by the party servicing the Loans. Collegiate Funding Services Resources I, LLC, and U.S. Bank National Association as Seller Trustee will complete the Bill of Sale and sign and date it as of the date of the sale.

      (4) Collegiate Funding Services Resources I, LLC will assign the entire interest in the Loans to MOHELA. This assignment will typically take the form of a blanket endorsement in the form of Schedule G.

      (5) Any funds or payments received by CFSR I or CFMS on a Student Loan after the purchase of the Student Loan by MOHELA shall be promptly remitted to MOHELA or its designated agent.

      (6) MOHELA assumes the responsibility of notifying the Guarantor of its purchase of the Student Loans from CFRS I. Where a particular Guarantor or the Secretary requires a signature from CSFR I as well as MOHELA, MOHELA will contact CFSR I and furnish the appropriate forms for CFSR I's signature.

      Section 5.05. Proper Documentation of Student Loans Purchased. A Student Loan file must be supported by the following items (if applicable) to be considered for purchase by MOHELA:


            (1)   loan application;

            (2)   evidence of guarantee;

            (3)   origination fee, and all other applicable fees paid;

            (4)   evidence of Disbursement;

            (5)   original Note and any addendum thereto;

            (6)   deferment/forbearance agreement, if applicable;

            (7)   complete payment history record (if applicable);

            (8)   evidence of due diligence activity (if applicable).

      Section 5.06. Minimum Student Loan Criteria.


      (1) Any Student Loan to be serviced and purchased by MOHELA must meet the following criteria:

            is fully disbursed at the time of sale under the Agreement;

            is guaranteed to the maximum percentage allowed by applicable law as to principal and interest by the Guarantor or Secretary;

            bears interest at the prevailing rate as established under the Higher Education Act;

            is eligible for the payment of any applicable government subsidy and the quarterly Special Allowance at the full rate established under the Higher Education Act;

            is in either in-school or in-grace, or in repayment

      (2) A Student Loan must also include all documentation as outlined in
Section 5.05 of these Program Standards, above, except in those cases where CFSR I has designated MOHELA as agent, therefore making MOHELA responsible to insure.

      Section 5.07. Additional Representations and Warranties.


      (1) CFSR I agrees to sell any and all subsequent Student Loans made to the same Borrower ("Serial Loans") after an initial sale of the Borrower's Note(s), and MOHELA further agrees to purchase any and all such Serial Loans prior to the newly determined graduation date or upon notification from CFSR I, provided the Serial Note meets all eligibility requirements as of the Sale Date.

      (2) CFMS represents and warrants that all Student Loans offered for sale to MOHELA are representative of CFSR I's portfolio as a whole, and have not been selected to be offered for sale on the basis of the educational institutions attended by, or the age, sex, race, national origin or place of residence of, the Borrowers, or with respect to any other identifying characteristics of such Borrowers.

      (3) CFO has collected or shall collect the amount of Origination Fees authorized pursuant to Section 438 of the Higher Education Act and has paid or shall pay such to the Secretary for the period in which such fees were authorized to be collected and paid. CFO has made and shall make any Refund of an Origination Fee which may be required pursuant to the Higher Education Act.

      (4) CFO or CFMS has reported or shall report the amount of the Guarantor insurance premium authorized to be collected, and has paid or shall pay said premium to the Guarantor with all rights therein inuring to MOHELA; and in the event a Borrower withdraws within the period specified as qualifying for a Cancellation or Refund by the Guarantor, CFMS agrees to apply for and forward such Cancellation or Refund to MOHELA.

                                   ARTICLE VI
                          REPRESENTATION AND WARRANTIES

      Section 6.01. Representations, Warranties and Covenants by MOHELA. MOHELA represents and warrants to, and covenants with, CFO, CFSR I or CFMS that:

      (1) MOHELA is a public instrumentality and body corporate and politic of the state of Missouri created pursuant to the Act. MOHELA has authorized the promulgation of this Agreement.

      (2) MOHELA has found and determined that its duties under the terms of this Agreement will both further the purposes of the Act and the Higher Education Act and be in the public interest by increasing the supply of money available for the making of loans to students who are unable to finance their post-secondary education through other methods.

      (3) MOHELA has complied with all of the provisions of the Constitution and laws of the state of Missouri, including the Act, and has full power and authority to consummate all transactions contemplated by this Agreement and any and all other agreements relating thereto.

      (4) MOHELA shall deliver to CFMS, upon request, copies of the A133 audit reports, or if not available the annual compliance audit as required by Section 428(b)(l)(4) of the Higher Education Act, as amended.

      Section 6.02. Representations, Warranties and Covenants of CFMS. CFMS represents and warrants to MOHELA (and these warranties and representations shall be deemed continuing and repeated as of the date each Student Loan shall become subject to this Agreement) as follows:

      (1) Existence: CFMS is a limited liability company duly organized and validly existing and in good standing under the laws of Delaware, and is duly qualified to do business in all jurisdictions where its failure to so qualify would materially impair its ability to perform its obligations under this Agreement.

      (2) Right to Act: No registration with or approval of any governmental agency is required for the due execution and delivery or enforceability of this Agreement. CFMS has legal power to execute and deliver this Agreement under the laws of Virginia and to perform such Services and observe the provisions herein under the laws of Virginia. By executing and delivering this Agreement, and by performing and observing the provisions of this Agreement, CFMS will not violate any existing provision of its Articles of Incorporation or its bylaws or any applicable law or violate or otherwise become in default under any existing contract or other obligation binding upon CFMS. The officers executing and delivering this Agreement are duly authorized to do so, and this Agreement is legally binding upon CFMS and enforceable against the CFMS in every respect.

      (3) Financial Condition: Since the date of CFMS's and Parent's last audited financial statements, CFMS and Parent have conducted their business in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any material adverse effect on the CFMS's or Parent's financial condition, results of operation or assets. Each of the balance sheets of CFMS and Parent provided to MOHELA fairly present the financial position of CFMS and Parent as of their respective dates in accordance with GAAP. Each of the statements of income and of cash flow of CFMS and Parent provided to MOHELA fairly present the results of operations and cash flows, as the case may be, of CFMS and Parent for the periods set forth in those statements of income and cash flows, in each case in conformity with GAAP consistently applied throughout the periods indicated.

      Neither CFMS nor Parent (i) has liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on CFMS's or Parent's financial condition, results of operations or assets; (ii) is insolvent; (iii) has made a general assignment for the benefit of creditors; (iv) has suffered or permitted the appointment of a receiver for its business and assets; (v) has become subject to a proceeding under the bankruptcy or insolvency law, whether domestic or foreign; or (vi) has liquidated, voluntarily or otherwise.

      (4) At the Sale Date, the Student Loans meet the terms and conditions of, and have been processed in accordance with, the provisions of this Agreement and the Higher Education Act, all fees or rebates due and payable to the Borrower, Secretary or Guarantor have been paid in full, the payment of the principal of and interest on the Student Loan is insured by the Secretary, or guaranteed by the Guarantor and reinsured by the Secretary, and the applicable insurance or guarantee is in full force and effect and is freely transferable and will inure to the benefit of MOHELA;

      (5) All information furnished by CFMS on behalf of CFO or CFSR I to MOHELA or its agents with respect to Student Loan is true, complete and correct as of the Sale Date, and CFMS has no knowledge of any material misstatement or omission in the material provided by the Borrower under the Student Loan, or of no counterclaim, offset, defense or right to rescission that exists which can be asserted and maintained by the Borrower under the Student Loan;

      (6) The Student Loan was made in compliance with all applicable local, State and federal laws, rules, and regulations which govern the affairs of the ELT and CFO for the making of such loans, and CFMS, acting on behalf of the ELT, CFO and CFSR I, has exercised due diligence in making and servicing (to the extent applicable) the Student Loan as required under the Higher Education Act and the rules and regulations of the Guarantor, if applicable;

      (7) Except as indicated in paragraph (8) below, the Student Loan has not been satisfied, subordinated or impaired, in whole or in part, except for the payment of principal and interest as disclosed on a student loan transmittal summary, and to the best of CFMS's knowledge and information, CFO or CFSR I have not executed any instrument or release, cancellation, subordination, or satisfaction with respect to the Student Loan;

      (8) The Student Loan is not subject to any existing assignment or pledge, and will be transferred to an affiliate, Collegiate Funding Services Resources I on the same day the Student Loan is funded by CFO. CFRS I will be the sole owner and holder thereof subject to a security interest in the Student Loan by Lenders under the Indenture, to which CFMS is a party. If the Student Loan is either to be assigned or sold by CFSR I or its affiliate, notice of such action must be given to CFSR I's creditor who then must grant permission for said assignment or transfer. If said creditor grants permission, then CFSR I has the right and authority to having good title thereto and full right and authority to assign and transfer the same and to endorse and deliver all required documents, and upon endorsement to MOHELA of the Note representing the loan, MOHELA will acquire full right, title and interest to the loan, free and clear of all liens, pledges or encumbrances;

      (9) No Event of Default is continuing and no event has occurred and is continuing which would by the passage of time or giving of notice thereof constitute an Event of Default under the Student Loan;

      (10) The terms, covenants and conditions of the Note have not been waived, altered, impaired or modified in any respect which would materially affect the value, validity, enforceability or prompt payment of the Student Loan; and as of the Sale Date, neither CFO or CFSR I have done any act to create an offset, defense or counterclaim to the Student Loan, including any limitation on the obligation of the Borrower to pay the unpaid principal of and interest on the Student Loan.

      (11) The List of CFMS Officers in Schedule E is true and correct as of the date thereof.

      Section 6.03. Limitations Representations, Warranties and Covenants of CFMS. If Article II of this Agreement is in effect, only Subsection (5), (6),
(7), (8), (9), (10) and (11) of Section 6.02 shall apply to CFO, or CFSR I.


      Section 6.04 Representations, Warranties and Covenants of CFO and CFSR I. Relating to Student Loans to be Originated, Serviced, or Sold. CFO and CFSR I, hereby represent and warrant to, and covenant with, MOHELA that:

      (1) CFO and/or CFSR I, each acting through the Eligible Lender Trustee, is an eligible lender authorized to make Student Loans through an eligible lender trustee and is authorized to offer Student Loans in the State.

      (2) CFO and CFSR I are in good standing and qualified to do business under the laws of the United States of America or the State and are qualified to carry out the purposes of this Program.

      (3) CFO and CFSR I are not under any cease and desist order or other order of a similar nature, temporary or permanent, of any federal, State or local authority, nor are there any proceedings presently in progress or to its knowledge contemplated which would, if successful, lead to the issuance of such order, nor is there any action or proceeding pending or threatened against CFO and CFSR I before any court or administrative agency that might have a materially adverse effect on the ability of CFO and CFSR I to perform its obligations under this Agreement.

      (4) CFSR I has read and understands the Program Standards which are a part hereof.

      Section 6.05 Remedies. Whenever any Event of Default shall have occurred, and is continuing, MOHELA shall take any one or more of the following remedial steps:


      (1) In the event of occurrence of default under subsection (1), (2), (3),
(4), (8) and (9) of the definition of "Event of Default," MOHELA may notify CFO or CFSR I in writing that it intends to rescind the purchase of the Student Loan with respect to which such Event of Default occurs and CFO or CFSR I within one month from the date of such notification shall pay upon delivery to it of such Student Loan the sum of its principal balance at delivery to MOHELA less amounts paid in reduction of the principal balance plus any interest and Special Allowance payments accrued but unpaid, and any reasonable attorney's fee, legal expenses, court costs or other expenses that might have been incurred by MOHELA in connection with the Student Loan.

      (2) In addition to the remedies set forth above, MOHELA and CFMS shall have all remedies available at law or in equity including, but not limited to, rescission of this Agreement, equitable relief by way of injunction (mandatory or prohibitory), recovery of damages for the failure of any representation made herein, in order to prevent the breach or threatened breach of any provisions of this Agreement, or to enforce performance thereof. No termination of this Agreement shall affect the rights of MOHELA or CFO, CFSR I or CFMS pursuant to this Section.

      (3) All of the remedies provided in this Section shall be cumulative, and the exercise by MOHELA or CFO, CFSR I or CFMS of any one or more of them shall not in any way alter or diminish the rights of MOHELA or CFO, CFSR I or CFMS to any other remedy provided in this Agreement or by law. In the event of any such default or breach by the MOHELA or CFO, CFSR I or CFMS of the Agreement, MOHELA shall be entitled to reimbursement from the CFMS of all of its costs enforcing any of such terms, including any reasonable or necessary attorney's fees.

      (4) MOHELA agrees that notwithstanding the provisions of this Section 6.05, it will allow the Agent a period of at least 30 days to cure any Event of Default of CFMS' or CFO

CFSR I's obligations under this Agreement or otherwise take any action that will prevent termination of this Agreement or the exercise by MOHELA of its remedies hereunder.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

      Section 7.01. Limitation on Liability. MOHELA shall exercise care and due diligence in performing the services required by this Agreement. To the extent that MOHELA is required to appear in, or is made a defendant in any legal action or other proceeding commenced by a party other than CFMS with respect to any matter arising hereunder or in connection herewith, CFMS shall indemnify and hold MOHELA harmless from all loss, liability and expense (including reasonable attorney's fees) except for any loss, liability or expense arising out of or relating to MOHELA's acts, omissions or misconduct with regard to the performance of services hereunder. MOHELA shall indemnify and hold each of CFMS, CFO, CFSR I and the ELT harmless from all loss, liability and expense (including reasonable attorney's fees) arising out of or relating to MOHELA's acts, omissions, or misconduct with regard to the performance of services hereunder, including, without limitation, the services and reports required to be provided by MOHELA under Section 3.03 of this Agreement; provided that in no event shall MOHELA, CFMS, CFO, or CFSR I be responsible or liable for any consequential or special damages with respect to any matter whatsoever arising out of this Agreement.

      Section 7.02. Confidentiality.


      (1) This Agreement and all schedules, exhibits, supplements and addendums hereto are considered confidential by all parties hereto and must not be copied, released or disclosed to anyone other than employees, accountants, attorneys, or other professional advisors of the parties to this Agreement or government agencies or entities having jurisdiction over one or both parties without the written consent of the other party, except as otherwise required by applicable law or as set forth in this Agreement.

      (2) All data, information, records, correspondence, reports or other documentation relating to and identified with prospective, existing, or former Borrowers of Student Loans under this Agreement, contained or reflected in loan forms (including without limitation the application and/or promissory note) or otherwise obtained received, prepared, generated or maintained by MOHELA or CFO, CFSR I or CFMS in connection with this Agreement or necessary to complete, process, fund service, or otherwise administer as Student Loan for CFO, CFSR I or CFMS, is and shall remain confidential. MOHELA and CFO, CFSR I and CFMS hereby agree to hold all Borrower information and each other's proprietary information in the strictest confidence and not release or divulge such information to any other party without prior written consent, except (i) to such other parties as MOHELA or CFO, CFSR I or CFMS or the applicable Borrower directs in writing, and (ii) as otherwise explicitly set forth in this Agreement. MOHELA and CFO, CFSR I and CFMS understand and agree that it shall only use confidential and proprietary information of the other party to perform its duties under this Agreement and that MOHELA and CFO, CFSR I and CFMS shall not directly or indirectly use, or suffer, permit or cause to be used, any such information for any other purpose whatsoever. MOHELA and CFO, CFSR I and CFMS shall exercise reasonable efforts to ensure that confidential treatment will be accorded to such information. In the event that MOHELA or CFO, CFSR I or CFMS becomes legally compelled to disclose any of MOHELA or CFO, CFSR I or CFMS' confidential or proprietary information to third parties not contemplated above, MOHELA or

CFO, CFSR I and CFMS shall provide the non-disclosing party with prompt notice before such information is disclosed so that the non-disclosing party may seek, before such disclosure is made, a protective order or other appropriate remedy at its own expense or waive compliance with this provision of the Agreement.

      Section 7.03. Privacy Compliance.


      (1) If directed and approved by CFO, CFSR I or CFMS, and agreed to by MOHELA, which agreement shall not be unreasonably withheld, MOHELA may include as a separate insert along with the mailing of each initial disclosure required under Department of Education regulations for loans made in conjunction with the Federal Family Education Loan Program, CFO and CFSR I customer information privacy and opt-out policies and practices ("Lender's Initial Privacy Notice"), and any other government required disclosure/information statement, as provided by CFO, CFSR I or CFMS. In the alternative, at MOHELA's option, MOHELA may provide CFO or CFSR I's Initial Privacy Notice to the Borrower at any earlier point in the student loan transaction. MOHELA may incorporate CFO or CFSR I's Initial Privacy Notice into the applicable on-line student loan application service offered by MOHELA, if available.

      (2) If directed and approved by CFS, and agreed to by MOHELA, which agreement shall not be unreasonably withheld, MOHELA may include CFO or CFSR I's customer information privacy and opt-out policies and practices ("Lender's Annual Privacy Notice"), and any other government required disclosure/information statement, as a separate insert along with the mailing of a borrower statement or other MOHELA generated document(s) to the Borrower as MOHELA deems appropriate, or in the alternative, at MOHELA's option, as a separate mailing. MOHELA may provide electronic delivery, if available, of CFO or CFSR I's Annual Privacy Notice to Borrowers.

      (3) If directed and approved by CFO, CFSR I or CFMS, and agreed to by MOHELA, which agreement shall not be unreasonably withheld, MOHELA will, provide a copy of CFO or CFSR I's Initial and Annual Privacy Notices,"), and any other government required disclosure/information statement, to all of CFO or CFSR I's existing Borrowers whose loans MOHELA services on behalf of the CFMS.

      (4) CFMS and CFSR I hereby agrees that MOHELA will not be responsible or held liable for the content of CFO or CFSR I's Initial Privacy Notice or CFO or CFSR I's Annual Privacy Notice and will not be responsible or held liable for performing any administrative, communicative, tracking or servicing functions, and CFMS hereby agrees not to request or demand such activity from MOHELA, with regard to CFO or CFSR I's opt-out policies and practices other than distribution of said opt-out policies and practices as set forth above in this Agreement. CFMS shall be solely responsible and liable for administering, communicating, tracking and servicing all opt-out functions and shall notify all of its Borrowers that Borrower communication regarding opt-out shall be directed exclusively to CFO or CFSR I's. MOHELA will, however, use its best efforts in timely forwarding to CFMS any inadvertent Borrower communication received by MOHELA indicating the Borrower's election to opt-out of the sharing of Borrower information by or among CFO or CFSR I's, its affiliates, agents and subcontractors. CFMS shall further agree to perform its opt-out practices and administer its opt-out policies on its own in accordance with all applicable federal, state and local statutes, laws, rules, regulations, ordinances, orders, writs, injunctions or decrees and agrees to indemnify, defend and hold MOHELA harmless (including paying for all costs and attorney fees) for any and all actions, charges, complaints or claims made by any third party, including but not limited to a Borrower or regulator, against MOHELA for CFO or CFSR I's' failure to perform said opt-out function either completely or properly or for the content of CFO or CFSR I's Initial Privacy Notice and/or CFO or CFSR I's Annual Privacy Notice. CFMS is solely responsible for providing MOHELA a copy, and all updated versions, of its Initial and Annual Privacy Policies in a timely manner and in a format acceptable to MOHELA.

      (5) Each party agrees and hereby consents in cooperating and assisting the other party in complying with all applicable federal, state and local statutes, laws, rules, regulations, ordinances, orders, writs, injunctions or decrees, including but not limited to the following in so far they apply to the Federal Family Education Loan Program or the alternative (private) student loan program, the Equal Credit Opportunity Act, the Federal Reserve Board's Regulation B, the Fair Credit Reporting Act, the Truth-in-Lending Act, Regulation Z, the Fair Debt Collection Practices Act, the Gramm-Leach-Bliley Act, Electronic Signatures in Global and National Commerce Act, and all other state and federal nondiscrimination, truth-in-lending, usury, electronic transaction, consumer privacy, consumer credit, consumer protection and credit opportunity laws and regulations, applicable to the performance by MOHELA or CFO, CFSR I or CFMS respectively in originating, disbursing, servicing, collecting, reporting, recordkeeping or other duties and obligations with respect to Student Loans.

      (6) Should CFMS fail to direct or elect not to have MOHELA provide CFO or CFSR I's Initial and/or Annual Privacy Notice to CFO or CFSR I's Borrowers, then CFMS shall agree and warrant to perform such function on its own in accordance with all applicable laws and regulations governing same and CFO, CFSR I and CFMS shall further agree to indemnify, defend and hold MOHELA harmless (including paying for all costs and attorney fees) for any and all actions, charges, complaints or claims by any third party, including but not limited to a Borrower or regulator, against MOHELA for CFMS's failure to perform said notification to the Borrower or failure to perform said notification to the Borrower properly, adequately or completely. MOHELA may charge a fee to CFMS for some or all of the services described above, not to exceed the approximate cost of said services, at its sole discretion.

      Section 7.04. Waivers and Modifications. The terms and conditions of this Agreement cannot be waived or modified unless done so in writing with such written waiver or modification being signed by all parties hereto. CFO, CFSR I or CFMS' inaction or failure to demand strict performance by MOHELA shall not later be deemed to be a waiver by CFO, CFSR I or CFMS of strict performance.

      Section 7.05. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Missouri without regard to its conflicts of laws rules.


      Section 7.06. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same instrument.

      Section 7.07. Severability. In the event any provision of this Agreement shall be held to be invalid or unenforceable such determination shall not affect any other provision of this Agreement but all other such provisions shall continue to be binding upon the parties hereto.

      Section 7.08. Notices. All notices, reports or other communications required hereinunder shall be deemed to be sufficiently given when delivered to the address of the party receiving the same as indicated below or when deposited in the United States mail, postage prepaid and addressed to the address indicated below. All notices and other correspondence to CFMS shall be sent to:
Collegiate Funding Master Servicing, LLC, 100 Riverside Parkway, Fredericksburg, VA 22406.

All notices and other correspondence to MOHELA shall be sent to: MOHELA, 633 Spirit Drive, Chesterfield, Missouri 63005-1243, ATTN: Executive Director

In the event the address of either party shall change, such party shall give the other written notice thereof, including the new address to which all notices, reports or other communications are to be sent.

      Section 7.09. Assignment. Neither party shall have the right to assign, in whole or in part, any part of this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties and their assigns and successors in interest. Notwithstanding the foregoing, MOHELA acknowledges that each of CFSR I and the ELT has assigned or will assign to the Indenture Trustee, its successor or successors and its or their assigns, for the benefit of the Secured Parties (as defined in the Indenture), a security interest in all right, title and interest of CFSR I and the ELT under this Agreement. MOHELA acknowledges and consents to CFSR I and the ELT granting such security interest and to the Indenture Trustee exercising all of its rights and remedies with respect thereto and agrees that this Agreement will not be amended without the prior written consent of the Indenture Trustee.

      Section 7.10. Forwarding Communications. CFO, CFSR I, and CFMS agrees to forward to MOHELA any documents or notices of activity pertaining to Student Loans immediately upon receipt.


      Section 7.11. Arbitration. In the event any dispute arises between the parties concerning this Agreement or the performance of either party hereunder, such dispute, at the request of either party, shall be submitted to binding arbitration in St. Louis, Missouri. Such arbitration shall be conducted under the rules and auspices of the American Arbitration Association and shall be conducted by an arbitrator acceptable to both parties selected from a list provided by the American Arbitration Association. The decision of the arbitrator shall be binding and enforceable in a court of competent jurisdiction. In making its award, the arbitrator may award costs and attorney fees to either party.

      Section 7.12. Force Majeure. MOHELA and CFO, CFSR I, and CFMS shall be excused from any breach of or failure to perform under this Agreement if performance is prohibited or prevented by an applicable law, rule or regulation; or if such breach or failure results from any acts of God, strikes or other labor disputes, failures of third parties, war, riots or civil disturbances of any cause beyond its reasonable control which hinders or prevents its performance under this Agreement.

      Section 7.13. Third Party Beneficiary. MOHELA agrees that each of the Agent, CFO, CFSR I, CFMS, the Program Support Providers, the Indenture Trustee, and the Secured Parties (as such term is defined in the Indenture) shall be a third party beneficiary of this Agreement with a right to enforce the provisions of the Agreement as though it were CFMS, CFO, CFSR I or the ELT hereunder as such provisions relate to the Student Loans and the obligations of MOHELA with respect thereto. MOHELA agrees that in the event, or as a result, of the exercise of any security interest in the Student Loans granted by CFSR I or the ELT, any applicable Secured Party becomes the legal owner of any Student Loans, MOHELA will continue to service the Student Loans for the benefit of such applicable Secured Party in accordance with the terms of, and at the fees set forth herein; provided that the applicable Secured Party pays, or causes to be paid, all the fees owing to MOHELA under this Agreement and the obligations of CFMS, CFO, CFSR I or the ELT under this Agreement are performed, or caused to be performed, by the applicable secured lender. Nothing herein shall require the applicable Secured Party to assume any obligations of CFMS, CFO, CFSR I or the ELT. MOHELA hereby consents to the assignment by CFMS, CFO, CFSR I or the ELT of their rights under this Agreement to the applicable Secured Party and agrees that it will continue to service the Student Loans for the benefit of the applicable Secured Party notwithstanding any right that MOHELA may have to terminate this Agreement due to any breach or inaction on the part of CFMS, CFO, CFSR I or the ELT, provided that within five (5) Business Days after the applicable Secured Party shall receive written notice from CFMS of such right to terminate, the applicable Secured Party agree to fulfill the conditions to such continued servicing and cure any material breach of this Agreement by CFMS, CFO, CFSR I or the ELT. MOHELA hereby acknowledges that it has received notice from CFSR I that the Secured Parties maintain a security interest in the Student Loans. In any event, MOHELA shall provide the applicable Secured Party with a copy of any notice of a proposed termination of this Agreement simultaneously with the delivery of such notice to CFMS, CFO, CFSR I or the ELT.

      Section 7.14. No Petition. Each party hereto, by entering into this Agreement, covenants and agrees that it will not at any time institute against CFSR I, or join in any institution against CFSR I, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligation relating to this Agreement.

      Section 7.15. Foreclosure upon Loans by a Secured Party. In the event that a Secured Party exercises its rights as secured party under Financing Documents with respect to any of the Loans (a "foreclosure"), CFO or CFSR I will give MOHELA prompt notice of such foreclosure and, where possible, will give MOHELA advance notice of such Secured Party's intent to effect such foreclosure, in each case specifying the effective date of such foreclosure and, if all of the Loans relating to a particular Financing will not be foreclosed upon, which Loans are or will be foreclosed upon, provided, however, that any failure to provide such notice will not constitute a breach such as would excuse MOHELA's performance hereunder. MOHELA agrees to continue to service all Loans foreclosed upon under the same terms and conditions of this Agreement, for the balance of the term of this Agreement, whether such Loans are transferred to such Secured Party or sold to another party, provided that such Secured Party or purchaser has provided satisfactory assurances to MOHELA that it's servicing fees will be paid and that all of CFO and CFSR I's obligations will be fulfilled hereunder on a current basis.

      Section 7.16 Change of Services. MOHELA reserves the right to change any part or all of the services in connection with this Agreement provided that such change shall not abrogate or in any way modify the obligations of MOHELA under this Agreement, including without limitation the quality of the services provided or the compliance requirements hereunder.

      Section 7.17. License. CFO and CFSR I grants MOHELA a royalty free, non-exclusive license to use its intellectual property relating to its identifying trade and service marks, including but not limited to, all related CFO or CFSR I names(s) and logos and consents to use of same in all applications, documents and programs related to the services provided in this Agreement.

      Section 7.18 Covenants. CFO and CFSR I and any related persons (within the meaning of Section 144 (a)(3) of the Code) shall not at any time, pursuant to any arrangement formal or informal, purchase and hold for its own account any Bonds in an amount related to the amount of Student Loans to be originated by CFO pursuant to this Agreement.

      Section 7.19. Entire Agreement. This Agreement embodies the entire Agreement between the parties concerning the subject matter hereof. It is understood and agreed that the representations, warranties and covenants set forth in this Section shall survive the sale of the Student Loans by CFSR I to MOHELA and that the representations and warranties shall inure to the benefit of the transferees and assigns of MOHELA. This Agreement may be signed by the parties hereto in duplicate copies with signatures on separate pages and which may be a fax copy of an original, but all of which, taken together, shall constitute one and the same instrument.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BETWEEN THE PARTIES.

                                  MOHELA

                                  By:/s/Michael J. Cummins
                                     --------------------------------
                                           Michael J. Cummins
                                           Executive Director, MOHELA

                                  Collegiate Funding Master Servicing, LLC

                                  By:/s/Kevin Landgraver
                                     --------------------------------
                                           Kevin Landgraver
                                           Treasurer

                                  U.S. Bank National Association, as Trustee for Collegiate Funding Originations, LLC


                                  By:/s/Daniel R. Bley
                                     --------------------------------
                                  Daniel R. Bley
                                  Vice President & Trust Officer

                                  US Bank National Association as Trustee for
                                  Collegiate Funding Services Resources I, LLC

                                  By: /s/Daniel R. Bley
                                      -------------------------------
                                           Daniel R. Bley
                                           Vice President & Trust Officer

                                  Collegiate Funding Originations, LLC

                                  By:/s/Kevin Landgraver
                                     --------------------------------
                                           Kevin Landgraver
                                           Treasurer

                                  Collegiate Funding Services Resources I, LLC

                                  By:/s/Kevin Landgraver
                                     --------------------------------
                                           Kevin Landgraver
                                           Treasurer

                                                                      SCHEDULE A

                 GUARANTEE PROCESSING, LOAN ORIGINATION AND LOAN
                           DISBURSEMENT SERVICES FEES

1. MOHELA will provide its guarantee processing and disbursement service for a fee of [****] dollars and [****] cents ($[****]) per Disbursement, to a maximum of [****] dollars ($[****]) for Guaranteed Student Loans requiring two or more Disbursements within an Academic Year, provided that CFO agrees to implement an ACH (Automated Clearinghouse) process with MOHELA.

In the case of PLUS loans, because MOHELA purchases the loan immediately after full Disbursement, there is no guarantee processing and disbursement fee charged.

MOHELA reserves the right to levy a per item cancellation charge of [****] dollars ($[****]) per canceled origination instrument, should excess cancellation situations warrant assessment of said charges.

Any disbursement fees charged CFO will be in addition to MOHELA's regular fee charged to CFMS for interim loan servicing.

With the exception to paragraph 3 & 4 above, MOHELA agrees to waive the fees contained in this schedule for a three-year period beginning January, 2004.

The parties hereto agree to the aforementioned fees.

                                  MOHELA

                                  By:/s/Michael J. Cummins
                                     --------------------------------
                                           Michael J. Cummins
                                           Executive Director, MOHELA

                                  Collegiate Funding Master Servicing, LLC

                                  By:/s/Kevin Landgraver
                                     --------------------------------
                                           Kevin Landgraver
                                           Treasurer

                                  U.S. Bank National Association, as Trustee for Collegiate Funding Originations, LLC

                                  By:/s/ Daniel R. Bley
                                     -----------------------------------------
                                           Daniel R. Bley
                                           Vice President & Trust Officer

                                  Collegiate Funding Originations, LLC

                                  By:/s/Kevin Landgraver
                                     --------------------------------
                                           Kevin Landgraver
                                           Treasurer

                                                                      SCHEDULE B

                         CUSTOMER IDENTIFICATION POLICY
                    MISSOURI HIGHER EDUCATION LOAN AUTHORITY
                                    (MOHELA)

It is the policy of MOHELA to maintain maximum compliance with the Customer Identification Program pursuant to Section 326 of the USA Patriot Act. The Privacy Officer, as appointed by the Board of Directors, will be responsible to oversee the Customer Identification Program for MOHELA.

This policy shall apply to all new educational loan borrowers applying for the Federal Family Educational Loan Program (FFELP Stafford or PLUS) or MOHELA's CASHLoan program using MOHELA's systems and services after the date of the adoption of this policy, which is September 22, 2003, with an effective date of October 1, 2003. Educational loan borrowers who have previously had or have a relationship with MOHELA through its loan origination, servicing products or educational loan borrowers whose loans are acquired through MOHELA's loan purchase will not be subject to the requirements of this policy providing MOHELA staff is reasonably assured they know the true identity of the educational loan borrower. This policy will also apply to educational institutions seeking a line of credit or other financing to fund School As Lender programs.

It is the policy of MOHELA to obtain identifying information about every new educational loan borrower. MOHELA will obtain the following:

            Individual's name;

            Individual's date of birth;

            Individual's residence address (permanent address)

            If the educational loan borrower is a U.S. person, the individual's social security number. If the educational loan borrower is a non-U.S. person at least one of the following: U.S. taxpayer identification number; a passport number and country of issuance; an alien identification card number and country of issuance or any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard.

If the customer is not an educational loan borrower, MOHELA will obtain the following:

            Customer's name;

            Address of the customer's principal place of business, local office, or other physical location.

            U.S. tax identification number and/or Department of Education OE#

      MOHELA shall not establish an account relationship with an educational loan borrower or educational institution until the required information about the educational loan borrower or educational institution is obtained and verified.

MOHELA shall verify the identity of every new educational loan borrower or educational institution at the time of application and prior to opening the account. MOHELA shall adopt procedures for verifying the identity of each new educational loan borrower or educational institution that are sufficient to enable MOHELA to form a reasonable belief that it knows the true identity of the new educational loan borrower or educational institution. The procedures shall be based on the risk presented by the various products and services that MOHELA offers.

Independent testing for compliance to the requirements of the Customer Identification Program will be completed annually.

Training will be provided to all FFELP Loan Origination staff, CASHLoan Origination staff and those responsible for contracting with new FFELP or CASHLoan lenders.

It is the policy of MOHELA to adhere to the following recordkeeping requirements.

      (1) All identifying information (name, date of birth, address, Social Security or Alien Residence Number) must be maintained for five years after the account is closed. This information can be stored electronically.

      (2) The following will be retained for five years after the record is created:

            a. A description of any non-documentary methods used and the result (credit report, school certification, etc.);

            b. Description of how any substantial discrepancies were resolved.

It is the policy of MOHELA to provide educational loan borrowers or educational institutions with adequate notice that the information being requested will be used to verify their identities. The notice will be given orally to educational loan borrowers seeking pre-credit approval over the phone. The notice will appear on MOHELA's web site prior to the completion of a credit pre-approval application, CASHLoan or FFELP application/promissory note, and in the paper copy of same.

It is the policy of MOHELA to determine whether the educational loan borrower or educational institution appears on any list of known or suspected terrorists or terrorist organizations within a reasonable period of time after the account is opened, or earlier, if required by another Federal law or regulation.

                                                                      SCHEDULE C

          INSERT SOFT COPY OF SAFE DEPOSIT CO / MOHELA AGREEMENT HERE.

(LOGO)

The SAFE DEPOSIT COMPANY

                                 ACKNOWLEDGEMENT

Whereas, The Safe Deposit Company ("SDC") and the Missouri Higher Education Loan Authority ("MOHELA") have entered into an Agreement dated November 19, 1992, under which SDC will perform certain custodial services for MOHELA with respect to all original documents delivered to SDC for storage and safekeeping; and

Whereas, MOHELA has entered into an Agreement with Collegiate Funding Origination, LLC ("CFO"), Collegiate Funding Resources I, LLC ("CFSR I"), U. S. Bank National Association as eligible lender trustee for CFO and CFSR I ("ELT"), Collegiate Funding Master Servicing, LLC ("CFMS") (collectively referred to as the "CFS Parties") and MOHELA dated as of February 2004 (the "Agreement") wherein MOHELA will provide origination, disbursement, interim subservicing to CFO. CFSR I, CFMS and the ELT until such time as the Student Loans originated thereunder are sold to MOHELA; and

Whereas the CFSR I has pledged all of its right, title and interest in, to and under the Student Loans and related assets to an Indenture Trustee under a certain Indenture dated as of July 23, 2003 (as amended, restated, supplemented or otherwise modified from time to time) (the "Indenture") between CFSR I, the "Lenders" party thereto, Citicorp North America, Inc., as Agent for Lenders, the ELT, U.S. Bank National Association as Indenture Trustee (the "Indenture Trustee"), CFMS and Collegiate Funding Portfolio Administration, LLC; and

Whereas, SDC in performing custodial services for MOHELA will also be performing the same services for CFSR I and will be holding the documentation and related assets for the Student Loans owned by CFSR I as custodian for CFSR I, such Student Loans and related assets being subject to the security interest of the Indenture Trustee under the Indenture; and

Whereas, in order to perfect the security interest of the indenture Trustee under the Indenture, SDC must acknowledge that it is holding said Student Loans and relate assets for the Indenture Trustee.

Now, therefore, in consideration of the recitals, agreements referred to above, and the mutual benefits to be derived therefrom

I, Julie L Scott , the Vice President of The Safe Deposit Company, do hereby acknowledge that all documentation of the Student Loans and related assets forwarded to SDC by MOHELA on behalf of CFSR I under the Agreement shall be held for the Indenture Trustee under the Indenture and be subject to the security interest of the Indenture Trustee and shall be appropriately marked so that the security interest in said Student Loans and related assets ids perfected under the laws of the state of Missouri.

Dated:        2/3/04                          Safe Deposit Company
         ------------------


                                              By:            /s/  Julie L. Scott
                                                       -------------------------

                                                                      SCHEDULE D

                           SERVICING FEES AND EXPENSES

1. The fee shall be paid quarterly;

2. The minimum fee shall be $[****] per month;

3. The fee shall be calculated each month at the rate of $[****] times the total number of Borrowers of all Student Loans held by CFO or CFSR I and serviced by MOHELA in such month;

4. MOHELA will send CFMS, not more than 30 days after the end of each Billing Period, an invoice for services rendered during the previous Billing Period or fraction thereof and such invoice shall be payable within 30 days of date of receipt of invoice by CFMS.;

5. MOHELA may modify its fee schedule by giving CFMS sixty (60) days written notice in advance of the effective date of such change; and

6. At the CFMS' request, MOHELA may elect to perform additional services for CFMS. CFMS agrees to pay MOHELA its actual expenses for performing those additional services.

7. With the exception of paragraph 6 above, MOHELA agrees to waive the fees contained in this schedule for a three-year period beginning January, 2004.

The parties hereto agree to the aforementioned servicing fees and expenses.

                                         MOHELA

                                         By:/s/Michael J. Cummins
                                            --------------------------------
                                                  Michael J. Cummins
                                                  Executive Director, MOHELA

Attest:
By:/s/Charles Terribile
   --------------------
Charles Terribile
Secretary

                                        Collegiate Funding Master Servicing, LLC

                                        By:/s/Kevin Landgraver
                                           --------------------------------
                                                 Kevin Landgraver
                                                 Treasurer

                                                                      SCHEDULE E

                    COLLEGIATE FUNDING MASTER SERVICING, LLC
                                LIST OF OFFICERS

PRESIDENT                                              J. Barry Morrow
SECRETARY                                              Bruce Rubin
ASSISTANT SECRETARY                                    Charles L. Terribile
TREASURER                                              Kevin Landgraver